Exhibit 15(i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K
                              THE STARBURST FUNDS

                                      PLAN

    This Plan ("Plan") is adopted as of April 29, 1991, by the Board of Trustees of THE STARBURST FUNDS (the "Trust"), a Massachusetts business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

    1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").

    2. This Plan is designed to finance activities of Federated Securities Corporation ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentive to broker/dealers ("Brokers") to sell Shares and to provide administrative support services to the Funds and their shareholders; (b) compensating other participating financial institutions and other persons ("Administrators") for providing administrative support services to the Funds and their shareholders; (c) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, Brokers or Administrators; and (d) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this plan FSC will be paid a fee in respect of the following Classes set forth in the applicable exhibit.

    3. Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and FSC. Any payments made by FSC to Brokers and Administrators with Funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by FSC and the Broker or Administrator.

    4. FSC has the right (i) to select, in its sole discretion, the Brokers and Administrators to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

    5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

    6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of Trustees; (b) the Disinterested Trustees of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (c) the outstanding voting securities of the particular Class, as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

    7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

    8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

    9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

    10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days notice to the particular Trust.

    11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

    12.  All agreements with any person relating to the implementation of this
Plan shall be in writing and any agreement related to this Plan shall   be
subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

    13.  This Plan shall be construed in accordance with and governed by   the
laws of the Commonwealth of Pennsylvania.


                                   EXHIBIT A

                              THE STARBURST FUNDS

                   The Starburst Government Money Market Fund
                               Investment Shares


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .35 of 1% of the average aggregate net asset value of the Investment Shares of the The Starburst Government Money Market Fund held during the month.


    Witness the due execution hereof this 29th day of  April , 1991.


                                 THE STARBURST FUNDS



                                 By:/s/ J. Christopher Donahue
                                     President


                                   EXHIBIT B

                              THE STARBURST FUNDS


                        The Starburst Money Market Fund
                               Investment Shares


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .35 of 1% of the average aggregate net asset value of the Investment Shares of the The Starburst Government Money Market Fund held during the month.


    Witness the due execution hereof this 29th day of  April , 1991.


                                 THE STARBURST FUNDS



                                 By:/s/ J. Christopher Donahue
                                     President



                                   EXHIBIT C

                              THE STARBURST FUNDS


                      The Starburst Municipal Income Fund


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at an annual rate of .25 of 1% of the average aggregate net asset value of the Shares of The Starburst Municipal Income Fund held during the month.

    Witness the execution hereof this 7th day of November, 1991.

                                 THE STARBURST FUNDS




                                 By: /s/ J. Christopher Donahue
                                         President






                                   EXHIBIT D

                              THE STARBURST FUNDS


                      The Starburst Government Income Fund


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at an annual rate of .25 of 1% of the average aggregate net asset value of the Shares of The Starburst Government Income Fund held during the month.

    Witness the execution hereof this 17th day of April, 1992.

                                 THE STARBURST FUNDS




                                 By: /s/ J. Christopher Donahue
                                         President




                                   EXHIBIT E

                              THE STARBURST FUNDS


                           The Starburst Equity Fund

    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.

    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at an annual rate of .25 of 1% of the average aggregate net asset value of the Shares of The Starburst Equity Fund held during the month.

    Witness the execution hereof this 1st day of December, 1993.

                                 THE STARBURST FUNDS




                                 By: /s/ J. C. Donahue
                                     President




                                   EXHIBIT F

                              THE STARBURST FUNDS

                   The Starburst Government Money Market Fund
                               Investment Shares


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.
    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Investment Shares of the The Starburst Government Money Market Fund held during the month.


    Witness the due execution hereof this 1st day of June, 1994.


                                 THE STARBURST FUNDS



                                 By:/s/ J. C. Donahue
                                         President






                                   EXHIBIT G

                              THE STARBURST FUNDS


                        The Starburst Money Market Fund
                               Investment Shares


    The Plan is adopted by The Starburst Funds with respect to the class of Shares of the portfolio of the Trust set forth above.
    In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Investment Shares of the The Starburst Money Market Fund held during the month.


    Witness the due execution hereof this 1st day of  June, 1994.


                                 THE STARBURST FUNDS



                                 By:/s/ J. C. Donahue